Exhibit (10)(c)
         CENTEL DIRECTORS DEFERRED COMPENSATION PLAN
                    Amended and Restated
                  as of September 16, 1997
        SECTION 1.  Plan. Centel Corporation, a Kansas corpora-
tion, hereby establishes this "Centel Directors Deferred
Compensation Plan".
        SECTION 2.  Definitions.  The following words have the
respective meanings stated below unless a different meaning
is plainly required by the context:
        (a) "Beneficiary" means any person other than a Director who is entitled to receive distributions under this Plan pursuant to Section 5.
        (b) "Board" means the Board of Directors of the Company or of a Subsidiary.
        (c) "Committee" means the committee which administers this Plan as provided in Section 8.
        (d) "Common Stock" means shares of common stock of Sprint, par value $2.50 per share.
        (e) "Company" means Centel Corporation, a Kansas corporation, and its successors.
        (f) Prior to March 9, 1993, "Director" means an individual who is (1) serving as a member of a Board or who has been nominated to serve as a member of a Board and (2) receives compensation for such service other than as employee of the Company or a Subsidiary. Beginning March 9, 1993, "Director" means an individual serving as a member of the Board of Directors of Sprint who was a Director of the Company on March 8, 1993.
        (g) "Market Value" of Common Stock or 360 Common Stock on any date means the closing price of the Common Stock or 360 Common Stock, as the case may be, on that day on the Composite Transactions Tape, as subsequently reported in The Wall Street Journal, or, if no sale of such stock shall have been made on that date, such closing price on the next preceding date on which there was a sale.
        (h) "Plan" means the plan set forth in this instrument, and known as the "Centel Directors Deferred Compensation Plan".
        (i) "Sprint" means Sprint Corporation, a Kansas corporation, and its successors.
        (j) "Subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.
        (k) "Unit" means the equivalent under this Plan of one share of Common Stock.
        (l) "Value" of a Unit on any date means the Market Value on such date of one share of Common Stock. "Value" of a 360 Unit on any date means the Market Value on such date of one share of 360 Common Stock.
        (m) "360" means 360 Communications Company, a Delaware corporation, and its successors.
        (n) "360 Common Stock" means shares of common stock of 360, par value $.01 per share.
        (o) "360 Unit" means the equivalent under this Plan of one share of 360 Common Stock.
        SECTION 3.  Participation.  A Director may elect to
defer the payment of:
        (a) annual or quarterly compensation for service
   as a Director;
        (b) compensation paid for attendance at meetings of the Board and of committees of the Board; or
        (c) annual or quarterly compensation for service as a Director plus all additional compensation paid for attendance at meetings of the Board and of committees of the Board;
by giving notice: (1) if the Director is a Director on November 30 of any year, at least thirty days prior to January 1 of the year for which the election is to be effective, (2) if the Director is not a Director on November 30 of any year, within 20 days after the date on which the Director is first elected a Director, or (3) within 20 days after any amendment of this Plan. Each notice shall continue in force unless and until revoked or modified by notice at least thirty days before the January 1 on which such revocation or modification is to become effective. All amounts deferred and accrued under this Plan will be unsecured liabilities of the Company or a Subsidiary and will not be funded with any specific assets of the Company or any Subsidiary. Beginning March 9, 1993, no new deferrals of compensation may be made under this Plan.
        SECTION 4.  Method of Deferment.
        (a) A Director who elects to defer compensation
   under this Plan may elect to have such compensation credited to a prime rate account, to a Common Stock account, or in increments of 25%, to both forms of account. Except as set forth in Section 4(f), amounts accrued in accounts may not be transferred from one form to the other. A different election may be made with respect to compensation earned in each calendar year.
        (b) An amount equal to the compensation which a Director has elected to have deferred will be credited by the Company in a deferred compensation account in the name of the Director on the date such compensation would otherwise become payable to the director.
        (c) Prime rate account. Interest equivalents will be credited on the balance in a Director's prime rate account at the end of each calendar quarter that ends before the commencement of distribution of the Director's prime rate account pursuant to Section 5(b), Section 5(c), Section 5(d) or
   Section 5(g), whichever occurs first, and (1) at the end of the month in which the Director's termination of service as a Director ("Termination") occurs if such month is not the last month in a quarter and if distribution is made following such Termination pursuant to Section 5(c), or (2) as of the Common Distribution Date (as defined in Section 5(b)) if distribution does not commence until after the Common Distribution Date. For the purpose of crediting interest, (1) interest will be computed at the prime rate of interest in effect at Citicorp, N.A., New York, New York during such period, and (2) the balance accrued in a Director's prime rate account during any period will be the average of the balances in the Director's account at the beginning of each month during the period.
        (d) Common Stock account. When compensation is credited to a Common Stock account, the amount of compensation will be divided by the Market Value of one share of the Common Stock on the date such compensation is credited to the account to determine the number of Units (to the nearest one-hundredth) to be credited to such account. On each record date for determination of shareowners entitled to receive a dividend on the outstanding shares of Common Stock, there will be credited to each Common Stock account that number of additional Units equal to the number of shares (and fraction of a share to the nearest one-hundredth) of Common Stock which could have been purchased at the Market Value of Common Stock on that date with the amount, if paid in cash, or the value, if paid in property, of the dividend to be paid on a number (to the nearest one-hundredth) of shares of Common Stock equal to the number of Units (to the nearest one-hundredth) in that account on such record date. As of March 9, 1993, the aggregate number of Units in a Director's Common Stock Account (the "Aggregate Units") was increased by multiplying the Aggregate Units by 1.37 in accordance with the terms of the Agreement and Plan of Merger, dated as of May 27, 1992, pursuant to which the Company became a wholly-owned subsidiary of Sprint and which provided that each outstanding share of common stock of Centel Corporation be converted into the right to receive 1.37 shares of Common Stock. Upon Termination, the Director's Common Stock account will be transferred into the Director's prime rate account as follows: (1) the Common Stock account will be valued (the "Account Value") at the Market Value of the Common Stock on the last day of business in the month that the Termination occurs; (2) an amount equal to the Account Value will be credited to the prime rate account; and (3) interest equivalents will be credited on the balance in the prime rate account pursuant to the terms specified in Section 4(c).
        (e) 360 Common Stock account. Effective as of March 7, 1996, 360 Units were credited to each Director's 360 Common Stock account at the rate of one 360 Unit for each 3 Units credited to such Director's Common Stock account at the close of business on February 27, 1996. On each record date for determination of shareowners entitled to receive a dividend on the outstanding shares of 360 Common Stock, there will be credited to each 360 Common Stock account that number of additional 360 Units equal to the number of shares (and fraction of a share to the nearest one-hundredth) of 360 Common Stock which could have been purchased at the Market Value of 360 Common Stock on that date with the amount, if paid in cash, or the value, if paid in property, of the dividend to be paid on a number (to the nearest one-hundredth) of shares of 360 Common Stock equal to the number of 360 Units (to the nearest one-hundredth) in that account on such record date. Upon Termination, the Director's 360 Common Stock account will be transferred into the Director's prime rate account as follows: (1) the 360 Common Stock account will be valued (the "360 Account Value") at the Market Value of 360 Common Stock on the last day of business in the month that the Termination occurs; (2) an amount equal to the 360 Account Value will be credited to the prime rate account; and (3) interest equivalents will be credited on the balance in the prime rate account pursuant to the terms specified in Section 4(c).
        (f) Transfers between Accounts. Within the limitations of this Section 4(f), a Director may elect, by executing and filing with the Company an Account Transfer Request, to (1) transfer all or any portion of his or her 360 Common Stock account to his or her prime rate account or to his or her Common Stock account, (2) transfer all or any portion of his or her Common Stock account to his or her prime rate account, or (3) transfer all or any portion of his or her prime rate account to his or her Common Stock account. Such election shall be effective on the last day of the calendar month in which the Company receives the executed Account Transfer Request. The value of Units or 360 Units being transferred shall be determined by multiplying the number of Units or 360 Units being transferred (to the nearest one-hundredth) by the Market Value of one share of Common Stock or 360 Common Stock, as the case may be, on the effective date of the transfer. If the transfer is being made from the 360 Common Stock account or the prime rate account to the Common Stock account, the value of the 360 Units being transferred as above determined or the amount being transferred from the prime rate account will be divided by the Market Value of one share of the Common Stock on the effective date of transfer to determine the number of Units (to the nearest one-hundredth) to be credited to the Common Stock account.
        SECTION 5.  Distributions.
        (a)  Except as provided in Section 5(b), the
   timing and manner of each distribution to a Director under the Plan shall be made pursuant to such Director's Valid Election, as defined in the following sentence. A "Valid Election" means an election by the Director which (i) is irrevocable except as provided in Section 5(h), (ii) is made in writing pursuant to such rules as the Committee may determine, and (iii) provides for a distribution pursuant to paragraphs (c) or (d).
      (b) If a Director does not submit a Valid Election, upon the Director's Termination, the amount accrued in the Director's prime rate account will be distributed to the Director in a lump sum as soon as practicable after January 31 of the calendar year following the calendar year in which the Director's Termination occurs (such January 31 is referred to herein as the "Common Distribution Date").
      (c) If the Director submits a Valid Election prior to the first day of the calendar year in which such Director's Termination occurs, distributions shall be paid under the Plan commencing after the date of the Director's Termination as follows:
      (i) in a lump sum either as soon as practicable after the Director's Termination or as soon as practicable after the Common Distribution Date, as specified in the Valid Election; or
      (ii) in equal annual installment payments over a period from two (2) to twenty (20) years commencing as soon as practicable after the Director's Termination or as soon as practicable after the Common Distribution Date, as specified in the Valid Election. For purposes of determining the amount of each equal annual installment, the assumed rate of interest shall be the average of the rates calculated in accordance with Section 4(c) for the 20 quarters preceding the date on which the distribution commences.
      (d) If the Director submits a Valid Election on or after the first day of the calendar year in which such Director's Termination occurs but prior to December 31 of the calendar year in which such Director's Termination occurs, pursuant to the terms of such Valid Election distributions shall be paid under the Plan commencing no earlier than the Common Distribution Date using one of the following methods:
      (i)       in a lump sum as soon as practicable after
            the Common Distribution Date; or
      (ii)  in equal annual installment payments over a
            period specified in the Valid Election from two (2) to twenty (20) years commencing as soon as practicable after the Common Distribution Date. For purposes of determining the amount of each equal annual installment, the assumed rate of interest shall be the average of the rates calculated in accordance with Section 4(c) for the 20 quarters preceding the Common Distribution Date.
      (e) All distributions of amounts accrued in a Director's deferred compensation account will be paid exclusively in cash.
      (f) Notwithstanding the foregoing, a Director who has an interest in a prime rate account under this Plan may elect, by giving notice at least 60 but not more than 120 days prior to January 1 of the fifth calendar year following the year in which deferred compensation was accrued in the Director's prime rate account to have the amount accrued during such fifth preceding calendar year, together with interest credited with respect thereto, paid in cash to the Director on the January 31 following receipt of the notice.
      (g) In the event of a Director's death, any amounts to which the Director is entitled hereunder will be distributed to the Beneficiary(ies) entitled thereto:
      (i)   if installment payments have commenced
            pursuant to Section 5(c)(ii) or Section
            5(d)(ii), either (1) as a continuation of the installment payments, or (2) in a lump sum equal to the present value of the remaining installments determined using the same interest rate assumption used in calculating the amount of the installments, as provided in a Valid
            Election;
      (ii)  if no distribution has taken place
            pursuant to Section 5(c) or Section 5(d), either (1) in equal annual installments over a period from two (2) to twenty (20) years, using the same interest rate assumption set forth in Section 5(c)(ii) to calculate the amount of each installment, or (2) in a lump sum, as provided in a Valid Election; or
      (iii) if no provision is made in a Valid Election filed with the Company or if all of the Beneficiaries designated by a Director predecease the Director, in a lump sum payment to the estate of the deceased Director as soon as practicable following the death of the Director.
        (h) Notwithstanding any provision to the contrary hereunder, at any time, the Director may change a Valid Election by electing to accelerate the date(s) of payment specified in such prior election, subject to the following circumstances:
      (i) the Committee in its sole discretion consents to the change in Valid Election, and
      (ii)  the amounts that are subject to such
            accelerated payment date(s) shall be
            reduced by 6%. Subject to the preceding sentence, the calculation of the amount of the accelerated payment(s) and the calculation of such reduction shall be made in the sole discretion of the Committee.
        SECTION 6. Anti-Dilution. In the event of any change in capitalization which affects the Common Stock or the 360 Common Stock, such as a stock dividend, a stock distribution, a stock split-up or a subdivision or combination of shares, such adjustments, if any, as the Board in its discretion deems appropriate to reflect such change shall be made with respect to the number of Units in each Common Stock account or the number of 360 Units in each 360 Common Stock account, as the case may be.
        SECTION 7.  Beneficiaries.
            (a) A Director may, by filing a Beneficiary Designation with the Company during the Director's lifetime, designate (1) a Beneficiary or Beneficiaries to whom distribution of the Director's deferred compensation accounts will be made in the event of the Director's death prior to the full receipt of the Director's interests under this Plan, and (2) the proportions to be distributed to each such designated Beneficiary if there be more than one. Any such designation may be revoked or changed by the Director at any time and from time to time by filing a new Beneficiary Designation with the Company. If a designated Beneficiary dies after the Director but prior to distribution of all that designated Beneficiary's proportionate share of the Director's interest under this Plan, the then remaining balance of such share will be distributed in a lump sum payment to the estate of the designated Beneficiary.
            (b) If the Company, after reasonable inquiry, is unable within one year to determine whether any designated Beneficiary did in fact survive the event that entitled such Beneficiary to receive distribution under this Plan, it will be conclusively presumed that such Beneficiary did in fact die prior to such event.

        SECTION 8. Committee. This Plan will be administered by a Committee consisting of at least three (3) members appointed by the Board of the Company, who are employees of Sprint or a subsidiary of Sprint and who do not participate in this Plan.
        Except as otherwise expressly provided in this Plan, the Committee shall have full power and authority, within the limits provided by this Plan:
            (a) to construe this Plan and make equitable adjustments for any mistakes or errors made in the administration of this Plan;
            (b) to determine all questions arising in the administration of this Plan, including the power to determine the rights of Directors participating in this Plan and their Beneficiaries and the amount of their respective interests;
            (c) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of this Plan consistent with its purposes;

            (d) to enforce this Plan in accordance with its terms and with the rules and regulations adopted by the Committee; and
            (e) to do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of this Plan. The Committee shall act by the vote or concurrence of a majority of its members and shall maintain a written record of its decisions and actions. All decisions and actions of the Committee pursuant to the provisions of this Plan shall be final and binding upon all persons affected thereby. No member of the Committee shall have any personal liability to anyone, either as such member or as an individual, for anything done or omitted to be done in good faith in carrying out the provisions of this Plan.
        SECTION 9. Non-Alienation. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits except such claims as may be made by the Company or any Subsidiary.
        SECTION 10. Notice. Any notice authorized or required to be given to the Company under this Plan shall be deemed given upon delivery in writing, signed by the person giving the notice, to the Secretary of the Company or such other officer as may be designated by the Board.
        SECTION 11. Plan Modifications. The Board of the Company may at any time terminate this Plan or may, from time to time, amend any provision of this Plan in such manner and to such extent as it may, in its discretion, deem to be advisable. In the event this Plan is terminated, any amount remaining in any Director's account will be distributed in such manner as is determined by the Committee in its sole discretion.
        SECTION 12. Applicable Law. This Plan shall be governed by the law of the State of Kansas.